UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2020

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29253	65-0960915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (239) 263-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BBGI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS

On July 8, 2020, Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (the “Company”) issued and sold to an institutional investor 1,276,596 shares of the Company’s Class A common stock, par value $0.001 per share, in a privately negotiated transaction. As consideration for the issuance of shares of Class A common stock in the offering, the investor has agreed to reduce the principal amount outstanding under a promissory note previously issued to the investor by $2,250,000 (representing 75% of the value of the Class A common stock based on a fixed price of $2.35 per share). The shares were offered and sold pursuant to a prospectus supplement dated July 7, 2020 and an accompanying prospectus dated July 11, 2018 under the Company’s shelf registration statement on Form S-3 (File No. 333-225893). There were no placement agents or underwriters used in connection with the offering. The opinion of Latham & Watkins LLP with respect to the validity of the shares in the offering is filed herewith as Exhibit 5.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

By:	/s/ Marie Tedesco
Marie Tedesco
Chief Financial Officer

Date: July 9, 2020

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